Exhibit 10.1

Execution Version

WAIVER AND AMENDMENT
This WAIVER AND AMENDMENT (this “Agreement”) is made and entered into as of October 19, 2021, by and among OYSTER POINT PHARMA, INC., a Delaware corporation (the “Borrower”), the lenders party hereto (the “Majority Lenders”) and ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, as administrative agent for the Lenders (as defined below) (in such capacity, the “Agent”).
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Agent are party to that certain Credit Agreement and Guaranty, dated as of August 5, 2021 (as amended or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower on the terms set forth therein;
WHEREAS, the Borrower has entered into certain Material Agreements listed on Annex A hereto that prohibit the disclosure thereof without the consent of the applicable counterparty, with the result that, with respect to such Material Agreements, the Borrower did not timely comply with Section 8.02(e)(iii) of the Credit Agreement pursuant to which a copy thereof was required to be provided to the Agent within 5 days of entering into such Material Agreements (the “Material Agreement Late Delivery”);
WHEREAS, the Borrower did not deliver to the Agent all the landlord waivers and/or bailee agreements required to be delivered to the Agent within 30 days following the Closing Date, as required by Section 8.21(c) of the Credit Agreement, despite having used commercially reasonable efforts to do so (the “Post-Closing Late Delivery”); and
WHEREAS, the Borrower has requested that the Majority Lenders and the Agent (i) waive any Default or Event of Default that may have occurred as a result of the Material Agreement Late Delivery and (ii) amend the Credit Agreement to (x) extend the deadline for the delivery of the landlord agreements and/or bailee waivers set forth in Section 8.21(c) to November 3, 2021 and (y) make certain other modifications thereto, and the Majority Lenders and the Agent are willing to do so, all subject to the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
2.Waiver. The Agent and Majority Lenders hereby waive any non-compliance by the Borrower with the covenants set forth in Section 8.02(e)(iii) of the Credit Agreement as a result of the Material Agreement Late Delivery and any Default or Event of
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Default, including under 11.01(d) of the Credit Agreement, that may have occurred or would otherwise arise as a result thereof.
3.Amendment. Upon the effectiveness of this Agreement, the Credit Agreement shall be amended as follows:
(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in their alphabetically appropriate place:
“Amendment No. 1” means that certain Waiver and Amendment, dated as of October 19, 2021, among the Borrower, the Lenders party thereto, and the Agent.
“Improper Promotional Event” means that, in connection with any communications or other promotional activities or efforts with any ophthalmologists or optometrists or any sales, marketing or other promotional activities or efforts by the Borrower or any of its Subsidiaries (collectively, “Promotional Efforts”) that relate to the use of OC-01 for the treatment of symptoms of dry eye disease (including the use of Eye Dryness Score data in connection with any of the foregoing), the FDA or any other applicable Regulatory Authority commences any regulatory enforcement action, or issues any warning letter or other written notice, the result or consequence of which causes or requires (or is reasonably likely to cause or require) the Borrower or any such Subsidiary to discontinue, withdraw or otherwise cease any such Promotional Efforts with respect to the use of OC-01 for the treatment of symptoms of dry eye disease (including use of Eye Dryness Score data in connection with any such Promotional Efforts); provided that an Improper Promotional Event shall not be deemed to have occurred unless such discontinuance, withdrawal, or cessation lasts (or is reasonably expected to last) for a period of 90 days or more.
“Unmatured Improper Promotional Event” means the occurrence of any event that would qualify as an Improper Promotional Event but for the application of the proviso set forth in the definition thereof.
(b)Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “OC-01 Approval” by deleting the text “Section 6.02(g)” included therein and inserting the following in lieu thereof: “Section 6.02(f)”.
(c)Section 3.01(a) of the Credit Agreement is hereby amended by amending and restating the first paragraph thereof in its entirety to read as follows:
“(a)    Commencing with the fourth (4th) full fiscal quarter ending after the OC-01 Approval, with respect to any Test Period ending on the last day of such fiscal quarter or any fiscal quarter thereafter, (i) so long as no Improper

Promotional Event has occurred at any time after OC-01 Approval, if OC-01 Net Recurring Revenue for such Test Period is less than the minimum amount set forth opposite such Test Period in the table below, the Borrower shall repay $5,000,000 of the outstanding principal amount of the Loans on the next succeeding Payment Date after such Test Period, and (ii) in the event an Improper Promotional Event has occurred at any time after OC-01 Approval, if OC-01 Net Recurring Revenue for such Test Period is less than the minimum amount set forth opposite such Test Period in the table below, the Borrower shall repay $10,000,000 of the outstanding principal amount of the Loans on the next succeeding Payment Date after such Test Period, in either such case (and without duplication of any interest paid or payable under Section 3.02(c)) together with all accrued and unpaid interest on such repaid principal amount; provided that if an Unmatured Improper Promotional Event occurs in any Test Period for which OC-01 Net Recurring Revenue for such Test Period is less than the minimum amount set forth opposite such Test Period in the table below and, as a result of the application of the 90-day grace period imposed pursuant to the proviso to the definition of “Improper Promotional Event”, such Unmatured Improper Promotional Event thereafter becomes an Improper Promotional Event, the Borrower shall, promptly following the date of expiration of such 90-day grace period (but in any event within three (3) Business Days following such expiration date), pay to the Agent all additional amounts (if any) that would have been due and payable pursuant to clause (ii) of this Section 3.01(a) had such proviso been of no force or effect as of the first day of the occurrence of such Unmatured Improper Promotional Event.”
(d)Section 8.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    The occurrence of any Default, Unmatured Improper Promotional Event or Improper Promotional Event.”
(e)Section 8.02(e) of the Credit Agreement is hereby amended by adding the following text to the end thereof:
“Notwithstanding the foregoing, for purposes of clause (iii) of this Section 8.02(e) and with respect to any new Material Agreement entered into after the date of Amendment No. 1, the Borrower shall have thirty (30) days to provide notice and a copy of such new Material Agreement to the Agent subject to the following terms and conditions: the Borrower shall use commercially reasonable efforts to allow for an unredacted copy of such Material Agreement to be provided to the Agent; provided that if the Borrower is not permitted by the counterparty thereto to provide such unredacted copy to the Agent, then the Borrower shall use commercially reasonable efforts to allow for a copy thereof to be provided to the Agent with only the name of the counterparty thereto being redacted (a “Name Redacted Copy”); provided further that if the Borrower is not permitted by the counterparty thereto to provide such Name Redacted Copy to the Agent, then the Borrower shall use commercially reasonable efforts to allow for a copy thereof to be provided to the Agent with only such counterparty name and financial terms being redacted (a “Name and Financial Terms Redacted Copy”); provided further that if the Borrower is not permitted by the counterparty thereto to provide either a Name Redacted Copy or a Name and Financial Terms Redacted Copy of such new Material Agreement to the Agent, then the Borrower shall provide to the Agent a further redacted copy thereof that is approved by the Agent in writing (email being sufficient); provided however that copies of the Material Agreements listed on Annex A to Amendment No. 1 may be redacted as set forth above (it being acknowledged and agreed that the redacted copies of the Material Agreements listed on Annex A to Amendment No. 1 heretofore provided to the Agent are approved).”
(f)Section 8.21(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Within ninety (90) days following the Closing Date deliver to the Agent landlord waivers and/or bailee agreements as required pursuant to Section 5(i) of the Security Agreement.”
4.Conditions to Effectiveness. This Agreement shall become effective upon receipt by the Agent of counterpart signatures to this Agreement duly executed and delivered by the Borrower, the Agent and the Majority Lenders.
5.OC-01 Approval. The Agent and Majority Lenders agree and acknowledge that, subject to the effectiveness of this Agreement, the label for OC-01 approved by the FDA in connection with the OC-01 Approval, a true and correct copy of which is set forth on Annex B hereto, will satisfy the labeling requirements set forth in Section 6.02(f) of the Credit Agreement for OC-01 Approval, so long as no Unmatured Improper Promotional Event or Improper Promotional Event shall have occurred on or prior to the Tranche 2 Borrowing Date.
6.No Default. To induce the Agent and the Majority Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent and the Majority Lenders that immediately prior to and after giving effect to this Agreement no Default or Event of Default has occurred and is continuing (other than any Default or Event of Default arising as a result of the Material Agreement Late Delivery and Post-Closing Late Delivery).
7.No Implied Amendment or Waiver. Except as expressly set forth in this Agreement, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of any Secured Party under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Agreement shall be construed to imply any willingness on the part of any Secured Party to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.
8.Waiver and Release. TO INDUCE THE AGENT AND THE MAJORITY LENDERS TO AGREE TO THE TERMS OF THIS AGREEMENT, THE BORROWER AND ITS AFFILIATES (COLLECTIVELY, THE “RELEASING PARTIES”) REPRESENT AND WARRANT THAT, AS OF THE DATE HEREOF, THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR RIGHTS OF RECOUPMENT WITH RESPECT TO, OR DISPUTES OF, OR DEFENSES OR COUNTERCLAIMS TO, THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND IN ACCORDANCE THEREWITH THEY:
(a)WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DISPUTES, DEFENSES AND COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF.
(b)FOREVER RELEASE, RELIEVE, AND DISCHARGE THE LENDER AND ITS OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, PREDECESSORS, SUCCESSORS, ASSIGNS, ATTORNEYS, ACCOUNTANTS, AGENTS, EMPLOYEES AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), AND EACH OF THEM, FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS AND DAMAGES, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE, OR MAY, SHALL OR CAN HEREAFTER HAVE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY BASED UPON, CONNECTED WITH, OR RELATED TO MATTERS, THINGS, ACTS, CONDUCT AND/OR OMISSIONS AT ANY TIME FROM THE BEGINNING OF THE WORLD THROUGH AND INCLUDING THE DATE HEREOF, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS AGAINST THE RELEASED PARTIES ARISING UNDER OR RELATED TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.
(c)IN CONNECTION WITH THE RELEASE CONTAINED HEREIN, ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY KNOW OR BELIEVE TO BE TRUE, WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, THROUGH THIS AGREEMENT AND WITH ADVICE OF COUNSEL,

FULLY, FINALLY AND FOREVER TO RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATED THERETO, WHICH DO NOW EXIST, OR HERETOFORE HAVE EXISTED. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES HEREIN GIVEN SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE OF SUCH MATTERS NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATED THERETO.
(d)COVENANT AND AGREE NOT TO BRING ANY CLAIM, ACTION, SUIT OR PROCEEDING AGAINST THE RELEASED PARTIES, DIRECTLY OR INDIRECTLY, REGARDING OR RELATED IN ANY MANNER TO THE MATTERS RELEASED HEREBY, AND FURTHER COVENANT AND AGREE THAT THIS AGREEMENT IS A BAR TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING.
(e)REPRESENT AND WARRANT TO THE RELEASED PARTIES THAT THEY HAVE NOT HERETOFORE ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY ANY CLAIMS OR OTHER MATTERS HEREIN RELEASED.
(f)THE RELEASING PARTIES ACKNOWLEDGE THAT THEY HAVE HAD THE BENEFIT OF INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF ENTERING INTO THIS RELEASE AND HEREBY KNOWINGLY, AND UPON SUCH ADVICE OF COUNSEL, WAIVE ANY AND ALL APPLICABLE RIGHTS AND BENEFITS UNDER, AND PROTECTIONS OF, CALIFORNIA CIVIL CODE SECTION 1542, AND ANY AND ALL STATUTES AND DOCTRINES OF SIMILAR EFFECT. CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES AS FOLLOWS:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her, would have materially affected his or her settlement with the debtor or released party.
9.Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.
10.Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
[Remainder of Page Intentionally Left Blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

OYSTER POINT PHARMA, INC. as the Borrower

By: /s/ Jeffrey Nau
Name: Jeffrey Nau
Title: President and Chief Executive Officer

ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP, as the Agent and the Majority Lenders

By: OrbiMed ROF III LLC, its General Partner By: OrbiMed Advisors, LLC,
its Managing Member

By: /s/ W. Carter Neild
Name: W. Carter Neild
Title: Member

[Signature Page to Waiver and Amendment]